UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2013

CHINA GENGSHENG MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34649	91-0541437
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 88 Gengsheng Road
Dayugou Town, Gongyi, Henan
People’s Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2013, the Board of Directors (the “Board”) of China GengSheng Minerals, Inc. (the “Company”) approved the appointment of Jeffrey Friedland as director and chairman of the Audit Committee of the Board, effective immediately.

Mr. Friedland, 62, has been Managing Director of the corporate finance advisory firm, Friedland Global Capital Pte. Ltd. and its predecessor companies since 1979. Friedland Global Capital provides client companies with assistance in achieving their business planning and financing objectives. Mr. Friedland also has been the CEO of U.S. based Global Corporate Strategies LLC, since 2011, a firm that provides liaison services for non-U.S. companies in primarily the United States and Europe. Mr. Friedland has traveled globally with management of companies based in the United States and overseas, with the objective of assisting them in obtaining capital, expanding globally and entering into strategic alliances. Mr. Friedland has been featured or quoted in numerous publications including the Wall Street Journal, USA Today, The South China Morning Post (Hong Kong) and Forbes and on Bloomberg Radio, and Bloomberg Television. Mr. Friedland has been a frequent speaker at various tradeshows, conferences, conventions and meetings throughout North America, Europe and Asia, including as a panel participant at a Bloomberg Chinese equities conference in London. Mr. Friedland holds a BS in Business from University of Colorado.

Pursuant to an appointment letter dated July 1, 2013, Mr. Friedland will hold office from July 1, 2013 until he fails to be re-elected at an annual general meeting of the Company or until termination by the Company or his resignation. Mr. Friedland is entitled to $20,000 per year for serving as director of the Company and $5,000 per year for serving as chairman of the Audit Committee.

There was no arrangement or understanding between Mr. Friedland and any other persons, pursuant to which Mr. Friedland was selected as director of the Company. There is no family relationship between Mr. Friedland with any of the Company’s other officers and directors, or person nominated or chosen by the Company to become a director or executive officer. Except for the aforesaid the appointment letter, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Friedland had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

The foregoing description of the principal terms of Mr. Friedland’s appointment letter is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the appointment letter attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Appointment Letter for Jeffrey Friedland, dated July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Date: July 5, 2013

By: /s/ Shunqing Zhang
       Name: Shunqing Zhang
       Title: Chief Executive Officer